UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2023

Creatd, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39500	87-0645394
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

419 Lafayette Street, 6th Floor

New York, NY 10003

(Address of principal executive offices)

(201) 258-3770

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Form 8-K/A amends the Form 8-K filed by Creatd, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “Commission”) on February 17, 2023 (the “Original 8-K”) which announced the effectiveness of the dual listing of the Company’s shares on Upstream, the trading app for digital securities and NFTs powered by Horizon Fintex and MERJ Exchange Limited. On March 6, 2023, the staff of the SEC provided the Company with its comments to the Original 8-K. This Amendment No. 1 to the Original 8-K addresses comments provided by the SEC.

Item 8.01. Other Events.

On February 14, 2023, the Company issued a press release (the “Press Release”) announcing the effectiveness of the dual listing of its shares on Upstream (“Upstream”), the trading app for digital securities and NFTs powered by Horizon Fintex and MERJ Exchange Limited (“MERJ”). A copy of the Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On February 14, 2023, the Company completed the listing on Upstream of the Company’s shares of common stock, comprising the same class of common shares currently registered with the Commission that are currently issued and outstanding. The shares listed on Upstream are represented on MERJ Exchange as a “digital security” in the form of uncertificated securities that have the same shareholder rights as all other shares of such issuer. It is a representation of common stock in an uncertificated form. The Company has not issued any new securities pursuant to the listing on Upstream. All common shares have been registered with the Commission and comprise the entire number of shares of the Company issued and outstanding and all of the Company’s shares of common stock have the same CUSIP/ISIN number.

MERJ operates Upstream as a fully regulated and licensed integrated securities exchange, clearing system and depository for digital and non-digital securities. MERJ is an affiliate of the World Federation of Exchanges (WFE), recognized by HM Revenue and Customs UK, a full member of the Association of National Numbering Agencies (ANNA) and a Qualifying Foreign Exchange for OTC Markets in the US. MERJ is also a member of the Sustainable Stock Exchanges Initiative. MERJ is regulated in the Seychelles by the Financial Services Authority Seychelles, https://fsaseychelles.sc/. MERJ is not registered or regulated in any manner in the United States.

Upstream is accessible via the major app stores. After downloading the application, users will have access to review all the securities that trade on Upstream including trading activity, regulatory disclosures and other corporate information. Further there is a direct link of information on our Company at https://investors.creatd.com/resources/faqs/default.aspx. This includes a listing particulars document, which is a required disclosure as part of the requirements of MERJ Exchange Limited as defined by Securities Act 2007 of the Seychelles (as amended) and any other measure prescribed thereunder by the Minister or the Securities Authority. Investors are encouraged to review the listing particulars that maybe found at the following link: https://upstream.exchange/creatd.

Pursuant to Upstream’s policy, terms and conditions, investors based in the United States or Canada are prohibited from buying shares on the Upstream secondary market. However, U.S.- and Canada-based investors may sell securities they previously purchased or acquired from an issuer, stockbroker or stock exchange that has dual-listed on Upstream. U.S.- or Canada-based investors are those investors who citizens of the United States or Canada, including those living abroad, or permanent residents of the United States or Canada. To the extent shares had been deposited at a time prior to Upstream’s policy prohibiting such deposits, such shares cannot be sold at this time, and such shareholder would need to have such shares returned to the Company’s transfer agent to complete a sale.

The Press Release stated, “Global investors can now trade by downloading Upstream from their preferred app store at https://upstream.exchange/, creating an account by tapping sign up...”. This was not to suggest that investors based in the United States or Canada can buy shares on the Upstream secondary market, but to suggest that investors who are not U.S.- and Canada-based can trade on Upstream.

Investors who have deposited shares with Upstream may subsequently elect, at any time, to transfer such shares to from Upstream to the Company’s transfer agent for trade via their U.S. broker.

The Company is providing our investors with detailed information on the process on how to deposit and trade shares on Upstream directly on our website at the following link: https://investors.creatd.com/resources/faqs/default.aspx.

Shares transferred into Upstream will be effected via the Company’s Transfer Agent, Pacific Stock Transfer Company (“Pacific”). For shares already recorded with Pacific, investors can transfer such shares to Upstream by taking the following steps: Open Upstream, then choose Investor: Manage Securities, Deposit Securities and, next, Enter the Company’s Ticker Symbol and Number of Shares their requesting to deposit. Investors would then confirm the shares are unrestricted or “free trading” and tap Submit. The value of each share deposit request on the Upstream app may not exceed $100,000, with such value determined by the closing price of the security on the previous trading day multiplied by the number of shares being deposited. Once the investor makes the share deposit request using the Upstream app, and the transfer agent has the investor’s shares in ‘book entry’, the deposit is typically processed within 48 hours during business days. Once the transfer has been completed investors will receive a push notification in the Upstream app and see the share deposit in their Upstream Portfolio.

If the investor’s shares are currently in the investor’s brokerage account, then the investor will be required to transfer its shares to Pacific to have shares recorded as “direct registration” in “book entry” with Pacific. To make such transfer request, an investor would need to contact their brokerage firm and request to transfer their shares back to “book entry” with the transfer agent.

All shares transferred to Upstream shall be held in MERJ Dep., which is a company licensed as a Securities Facility pursuant to the Seychelles Securities Act, 2007. The Company has appointed MERJ Dep. to act as the Depository Nominee in respect of any securities traded which are quoted on Upstream and granted MERJ Dep. as the Depository Nominee, pursuant to the Securities Facility Rules Directive on Depository Interests.

Shares may be withdrawn from Upstream back to the transfer agent. The Upstream app has a function under Investor Services, Manage Securities, Withdraw Securities. The shareholder then enters the ticker symbol and the number of shares to being withdrawn and taps ‘Notarize’ to cryptographically sign this transaction. The shares are removed from the user’s Upstream portfolio and an email is sent to the transfer agent with a share withdrawal request whereafter the transfer agent will liaise directly with the shareholder to ensure the share balance is entered in ‘book entry’ into the user’s name & address. Third party share withdrawals from Upstream are not permitted, the share withdrawal request name and address (as retrieved from the Upstream know your customer (KYC) information by Upstream compliance) is required to be the same name and address that will be entered in the transfer agents ‘book entry’ for such shareholder.

The NFTs traded on Upstream are issued by the Company and convey no ownership interest in the Company, nor do they provide any dividends, royalties, or other equity interests or rights that would indicate an expectation of profit. The NFTs are issued only on Upstream and can only be traded on Upstream.

The Commission evaluates whether a particular digital asset, including an NFT, is a security based on what is commonly referred to as the Howey Test. The Howey Test looks at four factors: (i) an investment of money (ii) in a common enterprise (iii) with the expectation of profit (iv) to be derived from the efforts of others. We believe the commemorative NFTs issued by Creatd do not meet the definition for securities under the Howey Test. Such NFTs, issued to investors who deposited shares of Creatd with Upstream, are commemorative in nature, memorializing the listing on Upstream, as a novelty item, being akin to a tombstone, plaque, sticker, poster or t-shirt commemorating the listing, similar to what NASDAQ and the NYSE may provide to its issuers. The NFT issued by Creatd conveys no ownership interest in Creatd, nor does it provide any dividends, royalties, or other equity interests or rights that would indicate an expectation of profit. The NFTs are issued only on Upstream and can only be traded on Upstream. No consideration was paid for the NFTs, and such investors are still able to transfer such shares back to Pacific Stock Transfer following receipt of the NFTs.

To trade on Upstream, users create a trading account using the Upstream smartphone app, with a random-generated username (in the form of an address that’s a 42-character hexadecimal address derived from the last 20 bytes of a random public key) and a password (in the form of a random cryptographic private key).The public and private key (the cryptographic keypair) is generated locally on the smartphone and only the public key is ever known to Upstream, MERJ Dep., or peer to peer trading counterparties on Upstream. Only the individual users hold their private keys. This privacy ensures that only the Upstream user can cryptographically sign a securities transaction (bid/offer/buy/sell/cancel) for it to be executed on Upstream, that is, all transactions such as share sales are self-directed, peer to peer, and instantly settled using the Upstream distributed ledger platform.

In order to buy, sell, deposit or withdraw shares on Upstream, an Upstream user that has created their account as outlined in the previous paragraph, is required to submit KYC information for the Upstream compliance team to review. KYC information is then linked to the user’s public key, and if the user passes KYC review, then this user’s cryptographic keypair’s transactions will be accepted as legitimate self-directed securities transaction requests to Upstream for execution on the platform.

Shareholders should be aware that there are risks and uncertainties with the Company’s dual listing on Upstream. In particular, the restriction on trading for US- and Canada-based investors may affect the liquidity of our common stock and lead to volatility in the price and trading volume of our common stock.

In addition, though the NFTs traded on Upstream are commemorative in nature, the regulatory regime governing blockchain technologies, cryptocurrencies and tokens is uncertain, and new regulations or policies may materially affect our NFT marketplace and our business generally.

Although we believe that these NFTs are not securities, there is risk that the issuance of NFTs may be considered a public offering in violation of the federal securities laws, and perhaps certain state securities laws. For issuances that are deemed to be public offerings under federal securities laws or in violation of certain state securities laws, purchasers of such products might be granted the right to rescind the sale of these products and demand that we return the purchase price of these products. We did not receive a purchase price for these NFTs; however, there is risk that the Company may be subject to other penalties or that other remedies may apply.

Additional information regarding Upstream can be found at Revolutionary exchange & trading app for digital securities (upstream.exchange).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release issued February 14, 2023 (incorporated by reference to Exhibit 99.1 of the Company’s current report on Form 8-K filed with the Commission on February 17, 2023)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREATD, INC.

Date: April 7, 2023	By:	/s/ Jeremy Frommer
	Name:	Jeremy Frommer
	Title:	Chief Executive Officer